Exhibit 99.3

Jade Biosciences Reports First Quarter 2025 Financial Results and Provides Corporate Update

Completed reverse merger and commenced trading on Nasdaq as JBIO

Closed financing, raising approximately $300 million to date, providing cash runway through 2027

Lead candidate JADE101 expected to enter the clinic in second half of 2025, with interim biomarker-rich data expected in first half of 2026

SAN FRANCISCO and VANCOUVER, British Columbia – May 14, 2025 – Jade Biosciences, Inc. (“Jade”) (Nasdaq: JBIO), a biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced financial results for the quarter ending March 31, 2025, and provided a corporate update.

“The start to 2025 marked a defining period for Jade Biosciences as we successfully completed our reverse merger, commenced trading as JBIO on Nasdaq, and closed a significant private financing led by a premier syndicate of healthcare investors,” said Tom Frohlich, Chief Executive Officer of Jade. “With a strong balance sheet, we are well-positioned to advance our pipeline of potentially best-in-class therapies for autoimmune diseases. We’re especially excited to become a clinical-stage company later this year, with JADE101 on track to begin first-in-human studies in the second half of 2025. This represents a meaningful step toward delivering differentiated treatment options for patients living with chronic and underserved autoimmune conditions.”

Corporate and Pipeline Updates

Corporate

•	Completed the previously announced reverse merger with Aerovate Therapeutics, Inc., concurrently closed a private placement and began trading on Nasdaq under the ticker symbol JBIO.

JADE101: potentially best-in-class anti-APRIL monoclonal antibody for IgAN

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First-in-human clinical trial anticipated to begin in the second half of 2025 with interim data expected in the first half of 2026. Anti-APRIL mechanism of action provides biomarker-rich data in healthy volunteers that is expected to be predictive of clinical efficacy and will define the dose and schedule designed to fully suppress APRIL throughout the dosing interval in IgAN patients.

JADE201: a development candidate from the JADE-002 antibody discovery program

•	Nominated a development candidate from the JADE-002 program, named JADE201.

First Quarter 2025 Financial Results

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Cash Position: As of March 31, 2025, Jade had available cash and cash equivalents of $49.9 million. Net cash used in operating activities was $18.8 million for the first quarter of 2025. On April 28, 2025, the Company completed its reverse merger and closed on approximately $205 million of gross proceeds in conjunction with the transaction. The Company expects this cash to provide runway through 2027.

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Research and Development (R&D) expenses: R&D expenses totaled $20.0 million for the first quarter of 2025. These expenses include $1.7 million of non-cash stock-based compensation. During the first quarter of 2025, the Company incurred $10.0 million in development of JADE101 excluding personnel-related charges.

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General and Administrative (G&A) expenses: G&A expenses totaled $3.4 million for the first quarter of 2025. These expenses include $1.7 million of personnel-related costs, including $0.7 million of non-cash stock-based compensation related to equity awards to employees and service providers, and $1.5 million for professional, consulting, and other costs to operate a public company and support R&D activities.

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Other expense: Other expense, net for the first quarter of 2025 was $14.8 million. This reflects $15.4 million of expense on the change in fair value of convertible notes before their conversion to common stock, partially offset by interest earned on the Company’s investment in money market funds of $0.6 million for the first quarter of 2025.

•	Net loss: Net loss totaled $38.2 million for the first quarter of 2025, which includes non-cash stock-based compensation of $2.4 million.

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Shares Outstanding: Subsequent to the merger, Jade has approximately 40,002,173 shares of common stock and common stock equivalents issued and outstanding, and 12,622,000 shares of common stock underlying Company Series A Preferred Stock issued and outstanding.

About JADE101

JADE101 is an investigational anti-APRIL (A Proliferation-Inducing Ligand) monoclonal antibody being developed for the treatment of IgA nephropathy (IgAN), a chronic autoimmune kidney disease characterized by the deposition of pathogenic IgA-containing immune complexes in the kidneys. These deposits can lead to proteinuria, declining kidney function, and potentially end-stage kidney disease requiring dialysis or transplantation. By targeting APRIL, a protein involved in the overproduction of IgA, JADE101 aims to reduce the levels of disease-driving IgA, decrease proteinuria, and preserve kidney function. Engineered with half-life extension technology, JADE101 is designed for dosing at intervals of at least eight weeks, offering the potential for durable clinical activity and improved patient convenience, particularly important for a condition often diagnosed in young adulthood and potentially requiring life-long treatment.

About Jade Biosciences, Inc.

Jade Biosciences is focused on developing best-in-class therapies to address critical unmet needs in autoimmune diseases. Its lead candidate, JADE101, targets the cytokine APRIL for the treatment of immunoglobulin A nephropathy, with initiation of a first-in-human clinical trial expected in the second half of 2025. Jade’s pipeline also includes a second development candidate, JADE201, and an undisclosed antibody discovery program, JADE-003, both currently in preclinical development. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount. For more information, visit JadeBiosciences.com and follow the Company on LinkedIn.

Forward-Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Jade’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, Jade’s ability to achieve the expected benefits or opportunities with respect to JADE101, JADE201 and the JADE-003 program, including the expected timelines for JADE101 entering the clinic and interim data from such trial, the potential for such data to be predictive of clinical efficacy and to define a dose and schedule to fully suppress APRIL throughout the dosing interval in IgAN patients, the potential of Jade’s product candidates to become best-in-class therapies and the potential for Jade’s cash to provide runway through 2027. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “strategy,” “target,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “possible,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Jade will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the planned trial of JADE101 and any future clinical trials may not demonstrate safety and/or efficacy; Jade may experience unanticipated costs, difficulties or delays in the product development process; Jade’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; risks associated with Jade’s dependence on third-party vendors for the development, manufacture and supply of JADE101; and the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including its definitive proxy statement/prospectus filed on Form S-4, most recently amended on March 24, 2025 and declared effective on March 25, 2025), as well as risk factors associated with companies, such as Jade, that operate in the biopharma industry. Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contacts

Media

Priyanka Shah

Email: Media@JadeBiosciences.com

Phone: 908-447-6134

Investors

Email: IR@JadeBiosciences.com

JADE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

Ended March 31, 2025
Operating expenses:
Research and development(1)	$20,023
General and administrative(2)	3,361

Total operating expenses	23,384

Loss from operations	(23,384)
Other income (expense):
Interest income	615
Change in fair value of Convertible Notes payable(3)	(15,400)

Total other expense, net	(14,785)

Net loss and comprehensive loss	(38,169)

Net loss per share attributable to common stockholders, basic and diluted	$(12.10)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,155,500

(1)	Includes related party amount of $7.8 million for the three months ended March 31, 2025.
(2)	Includes related party amount of $0.1 million for the three months ended March 31, 2025.
(3)	Includes related party amount of $3.3 million for the three months ended March 31, 2025.

JADE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$49,929	$69,386
Other assets	6,395	3,413

Total assets	$56,324	$72,799

Total liabilities	$139,832	$119,596

Total convertible preferred stock and stockholders’ deficit	(83,508)	(46,797)

Total liabilities, convertible preferred stock and stockholders’ deficit	$56,324	$72,799